Filed Pursuant to Rule 424(b) (3)
                           Registration No. 333-125039

                  PROSPECTUS SUPPLEMENT DATED OCTOBER 28, 2005

      On August 4, 2005, our registration statement on Form SB-2 was declared effective. Amongst other matters, the registration statement related to a "best efforts" offering of 2,000,000 shares of our common stock, which was to be sold prior to November 3, 2005 (a 90 day period) at a fixed price of $3.25 per share. The purpose of this amendment is to change the price of the shares offered to $1.00 per share. The information provided herein supplements the information in our prospectus dated August 4, 2005.

THE DISCLOSURES RELATING TO THE TRANSACTION ARE UPDATED AS FOLLOWS:

      On October 31, 2005, we shall sell 2,000,000 shares of our common stock to Equipment Depot, Inc. for an aggregate of $2,000,000.

      You should read this supplement in conjunction with the prospectus, which is required to be delivered with this supplement. This supplement is qualified by reference to the prospectus, except to the extent the information in this supplement updates or supersedes the information contained in the prospectus.

      The date of this Prospectus Supplement is October 28, 2005.